Exhibit 99.1

ServiceSource Appoints Gregory Hopkins as Chief Customer Officer

Technology Industry Veteran to Lead Global Sales, Marketing and Customer-Facing Operations

San Francisco - April 20, 2015 - ServiceSource® (NASDAQ:SREV), the global leader in recurring revenue and customer success management, today announced the appointment of software and technology veteran Gregory Hopkins as Chief Customer Officer, effective April 20. Hopkins brings over 25 years of experience in the technology industry where he has overseen sales for multibillion dollar companies and maintained the client bases for Fortune 100 companies. Hopkins will spearhead all global sales, marketing and customer-facing initiatives, with an emphasis on accelerating adoption amongst the company's customer base of Fortune 2000 enterprises.

"There is a tremendous opportunity within the Revenue Lifecycle Management market, and Greg is joining at an ideal time for ServiceSource to capitalize on the market opportunity ahead of us," said Christopher Carrington, CEO of ServiceSource. "Greg's expertise in growing companies is evident by his success in past positions, establishing companies as leaders in their industry, building strong customer relationships, overseeing global sales organizations and in driving revenue growth."

Previously, Hopkins was the executive vice president of global sales for Stream Global Services, Inc., driving growth for three consecutive years while diversifying into the financial services and healthcare verticals. Stream Global Services was acquired in March 2014 by Convergys Corporation (NYSE:CVG), and Hopkins stayed on and managed over a third of the company's $3 billion of annual revenue. Concurrently, he led both enterprise and technology verticals, and managed the company's European management team.

Prior to joining Convergys, Hopkins served as EVP of Sales and Marketing at TeleTech Holdings, Inc. (NASDAQ:TTEC), a leading global BPO company. His responsibilities included the management of all sales and marketing initiatives and activities. Hopkins was instrumental in increasing revenue from hundreds of millions to over a billion dollars, maintaining an installed base of Fortune 100 companies while also obtaining new customer wins within the Fortune 500. He also served as EVP of Sales at Telwares, Inc. where he was responsible for global sales functions and assisted in growing revenue by 25 percent a year. Hopkins has also held senior-level management positions at TeaLeaf Technology, Inc., and had a 20-year career with AT&T Technologies, Inc. (NYSE:T).

"ServiceSource is providing a unique approach to managing a customer's revenue lifecycle. My goal is to continue building the customer base and helping more enterprises grow recurring revenue using ServiceSource's powerful solutions," said Hopkins. "It's an exciting time to be with ServiceSource, and I'm ready to join a team that is committed to helping enterprises grow their own business in such a significant way."

Transitioning out of this role over the next several weeks will be outgoing Chief Customer Officer, Ashley Fieglein Johnson, who will be leaving the company to pursue other opportunities. "All of ServiceSource joins me in thanking Ashley for her tremendous leadership, clarity of vision and strong customer relationships that have helped propel ServiceSource during critical times for this company," said Carrington. Prior to her role as Chief Customer Officer, Johnson served as Acting CEO, Chief Financial Officer and SVP, Finance and Corporate Development.

"I leave ServiceSource feeling extremely optimistic about the future of the company," said Johnson. "There is a renewed sense of energy and confidence in our ability to establish a leading role in the emerging market for revenue lifecycle management solutions."

About ServiceSource
ServiceSource (NASDAQ:SREV) provides the world's leading B2B companies with expert managed services, cloud software and best-practice processes proven to increase customer success, drive revenue growth and decrease churn from existing customers. ServiceSource's solutions help companies with onboarding and adoption, upsell and cross-sell, retention and renewals-the entire revenue lifecycle. Only ServiceSource brings to market more than 15 years of exclusive focus on customer success and revenue growth, global deployments across 40 languages and 150 countries, and a powerful, purpose-built recurring revenue technology platform. Thanks to ServiceSource, another customer is renewed every 47 seconds. For more information, go to www.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the prospects for ServiceSource's business and offerings. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to our SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; changes in market conditions that impact our ability to sell our SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

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Media Contacts for ServiceSource
Crishel Bonfante
415 901 5919
 cbonfante@servicesource.com

Monica Petraitis
Barokas PR for ServiceSource
 servicesource@barokas.com
 206 264 8220

Trademarks
ServiceSource, Renew OnDemand, Scout and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.